ADDENDUM TO SECOND AMENDED AND
RESTATED ADVISORY AGREEMENT

THIS ADDENDUM, dated effective as of September 15, 2005, is to that certain Second Amended and Restated Advisory Agreement entered into as of June 3, 2004 (the “Agreement”), by and between AMERICA FIRST APARTMENT INVESTORS, INC., a Maryland corporation (the “Company”), and AMERICA FIRST APARTMENT ADVISORY CORPORATION, a Maryland corporation (the “Advisor”).

RECITALS

WHEREAS, the Advisor is a wholly owned subsidiary of America First Companies, L.L.C., a Delaware limited liability company (the “Parent”); and

WHEREAS, the Parent has an indirect equity interest in America First Communities Offutt Developer, LLC, a Nebraska limited liability company (the “Borrower”). The Advisor and Borrower are Affiliates (as defined in the Agreement).

WHEREAS Borrower has borrowed from the Company Seven Million Four Hundred Forty-Three Thousand Nine Hundred Forty-Eight and no/100 Dollars ($7,443,948.00) pursuant to that certain Promissory Note as governed by the Loan and Security Agreement executed by Borrower and the Company, dated of even date herewith and therewith (the “Note” and “Loan Agreement” respectively).

WHEREAS as a condition precedent to the Company entering into the Loan Agreement with Borrower, and in order to secure the Obligations as described in the Loan Agreement (including but not limited to the Note), the Company has required that the Advisor execute and deliver this Addendum to the Company for the benefit of the Company.

WHEREAS, the Advisor desires to pledge and assign all compensation received by it under the Agreement and to further modify and supplement the Agreement in order provide adequate securitization to the Company and to induce Company to enter into the Loan Agreement and the Note.

WHEREAS the Advisor enters into this Addendum in acknowledgement of the financial accommodation extended to Borrower as described above and in consideration thereof.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual rights and obligations set forth below, the parties hereby agree, modify and supplement the Agreement as follows:

1.	Defined Terms. All defined terms used in the Agreement shall have the same meaning herein as is ascribed to them in the Agreement.

2.	Occurrence of an Event of Default. Advisor hereby agrees that upon the occurrence and continuation of an Event of Default (as defined in the Loan Agreement) or any event which, with the giving of notice, lapse of time or happening of further condition, act or event would become an Event of Default, the Company shall have the immediate right without notice (in addition to any other rights the Lender may have under the Loan Agreement or otherwise) to appropriate, set off and apply to the payment of, any or all of the Obligations (as defined below), any or all of the compensation, fees or reimbursable expenses due to the Advisor from the Company under the Agreement including, without limitation, those fees enumerated under that section titled in the Agreement, “Compensation of the Advisor” (i.e., Administrative Fees, MBS Administrative Fees, MBS Incentive Fees, and Property Acquisition Fees) and those expenses enumerated in that section of the Agreement titled “Reimbursement of Expenses Incurred by the Advisor” in such manner as the Company shall in its sole discretion determine. The Advisor agrees that despite such use of the payments due to the Advisor under the Agreement, the Advisor will professionally and competently continue to provide all of the services described in the Agreement (the “Services”) in good faith and that there shall be deemed no lack of consideration for Services under the Agreement due to such use, any such application to the Obligations shall be conclusively deemed to be payment to or at the direction of Advisor under the Agreement. The parties agree and acknowledge that the financial accommodation extended to the Advisor’s Affiliate, the Borrower is adequate consideration under the Agreement.

3.	Obligations. This Addendum is intended to ensure the performance of all obligations of the Borrower now or hereafter existing under the Note and the Loan Agreement or any extension, renewal, substitution, amendment or replacement thereof (all such obligations of the Borrower being the “Obligations”), and shall also constitute a security agreement under which Advisor grants Company a security interest in the payments due to Advisor under the Agreement.

4.	Extension of the Agreement. Notwithstanding the termination date of December 31, 2006, identified in the Agreement in that section title, “Term”, or the rights to terminate the Agreement during the one-year extensions after such date also in such section, the parties hereby agree that the Agreement, unless terminated by the Company, shall be extended so as to remain in full force and effect until performance in full of the Obligations. Further, notwithstanding the terms of the Agreement granting the Advisor termination rights in that section of the Agreement titled “Termination Without Cause” the Advisor shall have no right to terminate the Agreement until performance in full of the Obligations. Nothing herein shall affect the termination rights of the Company granted in the Agreement.

5.	Assignment. Until performance in full of the Obligations the Advisor shall not assign the Agreement and shall personally perform the Services unless agreed to by the Company in writing.

6.	Liquidated Damages. If an Event of Default (as defined in the Loan Agreement) occurs and the Advisor subsequently fails to perform the Services professionally, competently and in good faith, as required by this Addendum, then the Company shall be entitled to liquidated damages of $1,500,000 per annum for application toward payment of the Obligations and until the full performance of the Obligations.

7.	Obligations Absolute. All rights of Company hereunder, and all Obligations of the Borrower, shall be absolute and unconditional irrespective of any defenses whatsoever available to the Advisor or Borrower, including but not limited to the following:

(a) any lack of validity or enforceability of the Note or Loan Agreement;

(b) any change in the time, manner or place of performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms of the Obligations;

(c) any exchange, release or non-perfection of any other collateral; or

(d) any law, regulation or order of any jurisdiction affecting or purporting to affect any term of any Obligation or Borrower’s rights with respect thereto.

8.	Expenses. The Advisor will upon demand pay to Company the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Company may incur in connection with (i) the exercise or enforcement of any of the rights of Company hereunder or (ii) the failure by the Advisor to perform or observe any of the provisions hereof.

9.	Waiver of Fees. The Advisor hereby waives any Property Acquisition Fee or Administrative Fee to which it may be entitled under Section 7 of the Agreement with respect to the Note and Loan Agreement. This waiver relates only to the Note and Loan Agreement and shall not constitute a waiver of any fee in connection with any other transaction or investment.

10.	Termination of Addendum. Upon and after the full performance of the Obligations the terms and conditions of this Addendum shall be null and void and of no further effect as between the parties.

11.	Agreement. Except as hereinabove specifically amended, all other terms, convenants and conditions of the Agreement shall remain in full force and effect. To the extent of any conflict between the terms and conditions of the Agreement and the terms and agreement of this Addendum, this Addendum shall control.

(Signature page follows)

SIGNATURE PAGE TO

ADDENDUM TO SECOND AMENDED AND RESTATED ADVISORY AGREEEMENT

BY AND BETWEEN

AMERICA FIRST APARTMENT ADVISORY CORPORATION

AND

AMERICA FIRST APARTMENT INVESTORS, INC.

AMERICA FIRST APARTMENT AMERICA FIRST APARTMENT ADVISORY INVESTORS, INC., CORPORATION,

By: /s/ John H. Cassidy	By: /s/ Michael J. Draper

Name: John H. Cassidy	Name: Michael J. Draper

Title: President and Chief Executive Officer	Title: Chief Financial Officer